UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to § 240.14a-12

PLASTINUM POLYMER TECHNOLOGIES CORP.
(Name of Registrant As Specified In Its Charter)

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PLASTINUM POLYMER TECHNOLOGIES CORP.
10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held July 1, 2008

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Plastinum Polymer Technologies Corp., a Delaware corporation (the “Company” or “Plastinum”), will be held on July 1, 2008, at 9:30am, New York time, at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, for the following purposes:

1.	to elect each of Jacques Mot, Marcel Rokegem and Pierre Kladny to our Board of Directors to serve until the next Annual Meeting and until his successor is elected and qualified (“Proposal 1”);

2.
to approve the amendment of the Company’s 2006 Long-Term Incentive Plan for the purpose of, among other things, increasing the number of shares of Common Stock issuable under the Plan from 20 million to 30 million (“Proposal 2”);

3.
to approve the grant to Jacques Mot, the Company’s President and Chief Executive Officer, of additional options under the 2006 Long-Term Incentive Plan exercisable for up to 14.4 million shares of the Company’s Common Stock (“Proposal 3”);

4.	to ratify the appointment of RBSM LLP as our independent registered public auditors for the fiscal year ending December 31, 2008 (“Proposal 4”); and

5.	to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on May 9, 2008 are entitled to notice of and to vote at the meeting and any adjournments.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, in order that as many shares as possible may be represented at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

Sincerely,

Dated: May 28, 2008	/s/ Jacques Mot Jacques Mot Chairman, President and Chief Executive Officer

PLASTINUM POLYMER TECHNOLOGIES CORP.
10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
July 1, 2008

GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of Plastinum Polymer Technologies Corp., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, on July 1, 2008, at 9:30 a.m., New York time, and at any and all adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting to Stockholders.

This Proxy Statement and the accompanying proxy are first being sent to the stockholders of the Company on or about May 28, 2008. A copy of the Company's 2007 Annual Report on Form 10-KSB for the year ended December 31, 2007 is enclosed herewith, together with a copy of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

Cost of Solicitation

               The expenses of mailing this Proxy Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents that now accompany or may in the future supplement it.

Stockholders Entitled to Vote

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as the close of business on May 9, 2008. Accordingly, only stockholders of record at the close of business on such date will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on May 9, 2008, (i) the Company had outstanding 97,014,088 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which entitled the holder to one vote and (ii) the Company had outstanding 35,050 shares of Series B Preferred Stock, par value $.01 per share, which were convertible into an aggregate of 9,223,684 shares of Common Stock and which entitle the holder to one vote per share of Common Stock into which the Series B Preferred Stock could be converted. There were no issued shares held by the Company in its treasury. Treating all outstanding shares of Series B Preferred Stock on an “as converted” basis, holders of a total of 106,237,772 shares of Common Stock (or deemed Common Stock) are entitled to vote at the Annual Meeting.

Required Vote, Broker Non-Votes and Abstentions

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The election of directors nominated will require the vote, in person or by proxy, of a plurality of all shares entitled to vote at the Annual Meeting.   All other matters, except Proposal 3 for the ratification of additional options granted to the Company’s President and Chief Executive Officer under the 2006 Long Term Incentive Plan (the “Plan”), will require the affirmative vote of a majority of the votes cast on the proposal. The approval of Proposal 3 of the grant of additional options to the Company’s President and Chief Executive Officer under the Plan will require the approval of the holders of a majority of the outstanding shares of Common Stock, including any shares of Common Stock issuable upon conversion of outstanding shares of Series B Preferred Stock, but not including any shares of Common Stock held by the Company’s President and Chief Executive Officer, and will also be subject to the approval of the amendment to the Plan under Proposal 2 by the affirmative vote of a majority of the votes cast on Proposal 2.

Proxies marked as abstaining (including proxies containing "broker non-votes") on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. A "broker non-vote" occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, abstentions will have no effect on the election of directors or on any of the other proposals to be voted upon, except for Proposal 3 for the ratification of the granting of additional options to the President and Chief Executive Officer under the 2006 Long-Term Incentive Plan where an abstention will have the same effect as a vote “against” such proposal.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company, Attn: President, of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominees listed on the following pages, in favor of Proposals 2, 3 and 4, and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given, the proxy holder’s own discretion. Votes are tabulated at the Annual Meeting by inspectors of election.

Dissenters’ Right of Appraisal

               There is no proposal to be voted upon at the Annual Meeting for which Delaware law, our certificate of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares. Therefore, our stockholders do not have dissenters’ rights with respect to the proposals to be voted upon by the stockholders as described in this proxy statement.

Interest of Certain Persons in Matters to Be Acted Upon

Jacques Mot, Chairman of the Board of Directors, our President and Chief Executive Officer, owns 38,772,076 shares of Common Stock and his vote will count with respect to each Proposal other than Proposal 3 relating to the ratification of the granting of additional options to him under the Company’s 2006 Long-Term Incentive Plan. Mr. Nils Berten, our Chief Operating Officer, owns 400,000 shares of Common Stock and his vote will count with respect to each Proposal. Mr. Marcel Rokegem, a member of our Board of Directors owns 50,000 shares of Common Stock and his vote will count with respect to each Proposal. Mr. Robert Scherne, our interim Chief Financial Officer, owns 117,579 shares of Common Stock and his vote will count with respect to each Proposal. Pierre Kladny, a nominee for the Board of Directors, owns 24,000 shares of Common Stock and his vote will count with respect to each Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of May 9, 2008, regarding beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock;
•	each of our directors and nominees for director;
•	each of the named executive officers; and
•	all of our current executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Jacques Mot(2)	40,572,076	41.1%
Marcel Rokegem	50,000	* %
Pierre Kladny (3)	24,000	* %
Robert Scherne	117,579	* %
Lombard Odier Darier Hentsch & CIE (4) Rue de La Coraterie 11 1204 Geneva, Switzerland	10,000,000	10.0%
Richard von Tscharner (5) Rue de La Coraterie 11 1204 Geneva, Switzerland	11,300,000	11.2%
Gommaire Verbruggen (6) Holleblokstraat 33 Scherpenheuvel, Belgium 3270	6,124,200	5.9%
All executive officers and directors as a group (5 persons)	41,163,655	41.6%

* less than 1%

(1)
Shares of common stock subject to warrants or other instruments currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such warrants, but are not deemed outstanding for computing the percentage of any other person.

(2)
Consists of (i) 400,000 shares issuable upon conversion of a $200,000 convertible loan made by Mr. Mot on July 10, 2006, (ii) immediately exercisable warrants to purchase an additional 400,000 shares of common stock at an exercise price of $0.50 per share, (iiii) 1,000,000 shares issuable upon exercise of immediately exercisable options and (iv) 38,772,076 issued and outstanding shares of common stock. Does not include unvested options issued to Mr. Mot to purchase 2,000,000 shares of common stock.

(3)	Does not include 10,000 shares held my Mr. Kladny’s brother-in-law, Pierre Bourquin, with respect to which Mr. Kladny disclaims beneficial ownership.

(4)
Consists of (i) 7,300,000 issued and outstanding shares of common stock and (ii) immediately exercisable warrants to purchase 2,700,000 shares of common stock at an exercise price of $0.35 per share. Mr. Richard von Tscharner has shared voting control over the shares and warrants held by Lombard Odier Darier Hentsch & CIE.

(5)
Richard von Tscharner is an affiliate of Lombard Odier Darier Hentsch & CIE (“LODH”) and has shared voting control over shares and warrants held by LODH. Beneficial ownership consists of (i) 7,300,000 issued and outstanding shares of common stock held by LODH, (ii) immediately exercisable warrants, held by LODH, to purchase 2,700,000 shares at an exercise price of $0.35 per share, (iii) 1,000,000 shares issuable upon conversion of Series B-1 Convertible Preferred Stock owned by Mr. von Tscharner and (iv) 300,000 shares issuable pursuant to a warrant held by Mr. von Tscharner.

(6)	Includes immediately exercisable warrants to purchase 3,062,100 shares of common stock at a purchase price of $0.35 per share.

PROPOSAL 1
ELECTION OF DIRECTORS

Pursuant to our By-laws, our Board of Directors shall consist of not less than one (1) nor more than twenty (20) members, the exact number of which shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the entire Board at three (3) effective as of the date of the Annual Meeting. Each Director elected by the stockholders’ actions will serve until the Company's next Annual Meeting and until his successor is duly elected and qualified.

               Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect on the election of directors.

               Set forth below is biographical information for the nominees for election to the Board of Directors including information furnished by them as to their principal occupations at present and for the past five years, certain directorships held by each, their ages as of May 9, 2008 and the year in which each director became a director of the Company.

There are no family relationships between any nominee and/or any executive officers of the Company.

The Board of Directors has determined that Marcel Rokegem and Pierre Kladny are each “independent” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holder of the proxies may, in his discretion, determine. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation of Our Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees named below.

Directors, Executive Officers, Control Persons and Nominees

Biographical information regarding each of our current directors, nominees, executive officers and significant employees is shown below.

Name	Age	Position and Offices with the Company
Jacques Mot	51	Chairman of the Board of Directors (nominee), President and CEO
Marcel Rokegem	59	Director (nominee)
Pierre Kladny	46	None (nominee)
Robert Scherne	51	Chief Financial Officer
Nils Berten	39	Chief Operating Officer

Jacques Mot served as the Chairman of the Board, President and CEO for New Generation Holdings, Inc. (“NGH”) and Plastinum from April of 1999 to January 24, 2000 and again from February 2002 until the present. Mr. Mot was also a Director of Argenta & Magnum Management Company Ltd. — Gibraltar, a company that was engaged in providing financial advisory services. From 1987 to 1992, Mr. Mot was the General Manager and Director of Iesa Investissements S.A., a portfolio management and investment company, where he handled portfolio and investment management on a confidential basis. Mr. Mot attended the University of Lausanne, Switzerland studying economics from 1976-1979.

Marcel Rokegem has served as a Director of NGH and Plastinum since 1999. As of 1991 he acted as an independent investment consultant. From 1987 to 1991 he was co-founding partner and director of Euro Suisse Securities, a member of the London Stock Exchange. From 1982 to 1987 he was co-founding partner and director of Jesup and Lamont International, an affiliate of Jesup and Lamont Securities Co., a member of the New York Stock Exchange and one of the oldest Wall Street firms. Prior to that Mr. Rokegem was partner in charge of the international department of Biard, Hombergen, Pringiers and Co., a member of the Brussels Stock Exchange. He started his career with Kredietbank in Brussels where he was responsible for international equity trading and sales. He attended the Antwerp Jesuit University where he studied AES (Applied Economic Science). He is a diploma holder from I.S.M.A. and is an officially recognized insurance consultant.

Pierre Kladny does not currently serve as a Director of the Company nor is he an officer or employee of the Company, but is a nominee standing for election as a Director of the Company. Since 2006, Mr. Kladny has served as Managing Partner of ValleyRoad Capital SA, a private equity and investment banking boutique in Geneva, Switzerland, of which he was also a founder. Before that, Mr. Kladny was an entrepreneur for 18 years. He joined Lombard Odier Darier Hentsch & CIE (a large Swiss private bank, “LODH”) in 2002 as Senior Vice President conducting mergers and restructurings for the LODH Immunology Biotech Fund, the Minicap Technology Fund and the Renaissance Tech Funds and served on their boards as a member or observer. He also headed the Performance Measurement department at LODH and created the Private Equity Advisory Services department at LODH with CHF800 million under advisory mandate and/or custody. Prior to that, he founded and managed four companies in the technology and consumer goods spaces and as an angel and regular investor he worked with numerous start-ups. Mr. Kladny is registered as a qualified fund manager with the Jersey Financial Services Commission and the equivalent commission in the British Virgin Islands. Mr. Kladny holds a Masters in Science degree from the Swiss Federal Institute of Technology in Lausanne and a Postgraduate degree in industrial accounting from the Swiss French Center for Managerial Studies.

Robert Scherne has provided his services as the interim Chief Financial Officer of NGH and Plastinum since February 2006 on a leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis. Mr. Scherne has been the principal of Robert C. Scherne, CPA, PC, since March 2003. Mr. Scherne served as an officer and Secretary of Forme Capital, Inc. from September 2007 to March 2008, CFO, Secretary and Treasurer of Dentalserve.com from December 2006 until December 2007, and as CFO of UniPro Financial Services, Inc., from September 2005 until November 2006. Prior to 2003, Mr. Scherne was employed as an accountant by Merdinger, Fruchter Rosen and Company from December 1993 to December 2002; by Louis Sturz & Co. and its successor firm Grossman, Russo & Shapiro from July 1986 until November 2002; and by L.H. Frishkoff &Co. and its successor firm A. Uzzo & Co. from July 1978 to June 1986. Mr. Scherne holds a Bachelors of Business Administration degree in Accounting from Pace University (New York City), and is an active member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Nils Berten recently began his service as Chief Operating Officer of Plastinum on January 7, 2008. Prior to that, he was employed by Slokker Sales BV beginning in 2005 where he was responsible for setting up a financial services company for Coldwell Banker Realtors Netherlands and overseeing international real estate investments. From 2004, Mr. Berten has also been the owner of Funhaler, a company that developed a new product for the young consumer. From 2003, he has also been the co-owner of Klaus Vastgoed, a real estate investment company. Prior to that, from 1999 to 2003, he was a franchisee of Financieel Compleet.

Involvement in Certain Legal Proceedings

As representative of the majority shareholder of BULA Machines SA, a Swiss private company active in building polishing machinery in Henniez (Canton VD) (“BULA”), Pierre Kladny was called to the Board of Directors in 2006 in order to attempt to avoid the bankruptcy of BULA. Thereafter, BULA entered into a procedure in Switzerland analogous to a filing under “Chapter 11” of the Federal Bankruptcy laws of the United States. BULA eventually proceeded to liquidation, which took place in 2007. To the knowledge of Mr. Kladny, no legal actions have been taken to date against Mr. Kladny in connection with his service on the Board of Directors of BULA.

Certain Relationships and Related Transactions

The Company has received advances from Mr. Jacques Mot, our President and Chief Executive Officer, for working capital purposes. As of March 31, 2008, the outstanding amount of such advances was $360,583. The advances are non-interest bearing.

Pierre Kladny, a nominee to the Board of Directors, is the Managing Partner of ValleyRoad Capital SA (“ValleyRoad”) and owns 52% of its share capital. We are currently a party to an investment advisory agreement with ValleyRoad (the “Investment Advisory Agreement”) whose purpose is to arrange a private placement of up to $12,000,000 of the Company’s securities, of which $3,505,000 had been sold as of April 30, 2008. Pursuant to the Investment Advisory Agreement, ValleyRoad is entitled to certain fees for arranging the sale of the private placement securities. In addition to the private placement securities already sold, we may sell additional such securities pursuant to the Investment Advisory Agreement (though there can be no assurance that any additional private placement securities will in fact be sold). Pursuant to the Investment Advisory Agreement, ValleyRoad is entitled to a success fee of 5% of monies raised through such private placements arranged by ValleyRoad as well as the payment of ValleyRoad’s out-of-pocket expenses.

There have been no transactions, or series of similar transactions, during 2007, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded or is expected to exceed $120,000 and in which any director (or, prospectively, any nominee for director) of our company, any executive officer of our company or the bank, any shareholder owning of record or beneficially 5% or more of our common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except as otherwise disclosed in this Proxy Statement (a “Related Person Transaction”).

The Company’s policy with regards to Related Person Transactions requires that where a transaction has been identified as a Related Person Transaction, the independent members of the Board of Directors of the Company must approve or ratify it. Management must present to such independent members of the Board of Directors a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify Related Person Transactions, the Company relies on information supplied by its executive officers and Directors. In considering Related Person Transactions, the independent members of the Board of Directors take into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a Director’s independence in the event the related person is a director, immediate family member of a Director or an entity with which a Director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a Director has an interest in the proposed transaction, the Director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a Related Person Transaction, the independent members of the Board of Directors look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as determined by them in the good faith exercise of their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

Each of Lombard Odier Darier Hentsch & CIE and Richard Von Tscharner are deemed to be beneficial owners of more than ten percent of the Company’s Common Stock and failed to timely file their respective Form 3s in 2007 due to a delay in obtaining the necessary paperwork from overseas as each is a non-U.S. person; however, such filings have been made. Other than as disclosed in the previous sentence, to the Company’s knowledge, no director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2007.

Information Regarding the Board of Directors and Its Committees

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors currently has, and appoints the members of, a standing Compensation Committee.  The sole current member of the Compensation Committee is Marcel Rokegem.

AUDIT COMMITTEE

The Board of Directors has not yet established an Audit Committee.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for the performance review of the Chief Executive Officer, who in turn reviews other members of senior management and makes recommendations regarding compensation levels. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. The Compensation Committee’s duty is to periodically review compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external sources. Marcel Rokegem is the sole member of the Compensation Committee and as such, during the fiscal year ended December 31, 2007, the Compensation Committee took all actions by written consent. Mr. Rokegem has not been and is not now an officer or employee of the Company and does not have any relationship with us requiring disclosure under the SEC rules requiring disclosure of certain transactions with related persons. No compensation committee interlocks existed during 2007.

NOMINATING COMMITTEE

The Board of Directors does not presently have a standing nominating committee. Given the Company's limited operations and financing, the Board believes that such a committee is not necessary. Mr. Mot has been attempting to identify and attract qualified candidates to serve on the Company's Board, but to date, he has been unable to attract interest in serving on the Company's Board from any additional qualified candidates.

DIRECTORS' ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS

Due to the Company's limited operations and financing and the limited size of the Board, the Board of Directors did not meet in the fiscal year ended December 31, 2007 and took all actions by unanimous written consent.
Currently, however, it is anticipated that the Board will establish a compensation program for Directors that will enable the Company to attract and retain qualified Directors.

DIRECTORS' ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Members of the Board of Directors will not be required to attend the Company's Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o Jacques Mot, 10100 Santa Monica Blvd., Suite 300, Los Angeles, CA 90067. All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.

CODE OF ETHICS

We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions as we have not had the financial resources to do so and our businesses had until recently been dormant.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has not yet established an Audit Committee.

Executive and Director Compensation

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for awarded to or earned by (i) each individual serving as our chief executive officer during the fiscal year ended December 31, 2007, (ii) the most highly compensated individuals (up to two) other than the chief executive officer that served as an executive officer at the conclusion of the fiscal year ended December 31, 2007 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year and (iii) the most highly compensated individuals (up to two) that did not serve as an executive officer at the conclusion of the fiscal year ended December 31, 2007 but who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executive officers”):

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jacques Mot,	2007	390,000	-	-	240,268(1)	-	-	-	630,268
Chief Executive Officer	2006	283,000	-	-	120,134(1)	-	-	-	403,134

Robert Scherne,	2007	26,300	-	-	-	-	-	-	26,300
Chief Financial Officer	2006	25,675	-	-	-	-	-	-	25,675

(1)
On July 12, 2006 Mr. Mot was granted a (five) year option to purchase 3,000,000 shares of Plastinum common stock at an exercise price of $0.10 per share. The options vest over a three year period with 1,000,000 options vesting on the first, second and third anniversaries of the grant date. The option grant was valued using the Black Scholes option pricing model assuming a two year life, no expected dividend payments, a volatility of 136% and a risk free rate of 4.9%.

EMPLOYMENT AGREEMENTS

New Generation Holdings, Inc. (“NGH”), the Company’s former parent, entered into a Consulting Agreement with Jacques Mot dated July 5, 2000 pursuant to which Mr. Mot receives $27,000 per month for his services to NGH. The Agreement has a one (1) year term with automatic renewal unless terminated by either party. As of January 1, 2005, Mr. Mot became an employee of NGH and Plastinum and until October 31, 2007 he received the same compensation as an employee of NGH and Plastinum as he had received from NGH under his Consulting Agreement.

On December 3, 2007, the Compensation Committee and the Board of Directors of the Company authorized and ratified payment of a base salary of $60,000 per month to Mr. Mot effective November 1, 2007 as compensation for services being provided by him to the Corporation in his capacity as President and Chief Executive Officer of the Corporation. Mr. Mot is be permitted to receive his compensation in the form of shares of the Company’s common stock, at Mr. Mot’s sole election and at any time prior to the payment thereof, at a price per share equal to $0.39 (the average closing bid price of the Company’s common stock on the Over-the-Counter Bulletin Board during October 2007).

Pursuant to an engagement letter with Robert Scherne, CPA, P.C. dated February 10, 2006, NGH and Plastinum retained Robert Scherne as interim Chief Financial Officer on a consulting basis. Pursuant to the terms of the engagement letter, through December 31, 2006, Mr. Scherne was paid at an hourly rate of $150 per hour, $90 of which was payable in cash and $60 of which was payable in restricted shares of NGH common stock. The amount of common stock due to Mr. Scherne was determined on a monthly basis by dividing $60 per billed hour by 50% of the average trading price of NGH common stock for the prior ninety days. As of January 1, 2007, Mr. Scherne has received the equity portion of his compensation in the form of either NGH shares or Plastinum shares, depending upon his efforts for the two entities, utilizing the same formula described above. Mr. Scherne's engagement may be terminated by either party upon notice to the other party. Mr. Scherne also received the number of shares of Plastinum common stock equal to the number of NGH shares earned at December 31, 2006 as a result of the spin off of Plastinum.

On January 3, 2008, Plastinum entered into an Employment Agreement with Mr. Nils Berten pursuant to which Mr. Berten was appointed the Chief Operating Officer of the Registrant effective January 7, 2008. Pursuant to the Employment Agreement, Mr. Berten will receive an initial base salary of €115,200 per year. The base salary will rise to €163,200 after six months upon the satisfaction of certain conditions. Mr. Berten will also be entitled to a bonus payment of between 25% and 75% of his base salary, dependant on the attainment of performance targets, and will be entitled to receive payments during the term of his employ towards retirement savings as well as other standard benefits. The Employment Agreement may be terminated at any time by either party by providing notice to the other party. However, if Plastinum terminates the Employment Agreement without Cause (as defined in the Employment Agreement), Mr. Berten will be entitled to continue to receive his base salary for a three month period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to equity awards outstanding at the conclusion of the fiscal year ended December 31, 2007 for each of the named executive officers:

Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Estimated Per Share Market Value at Grant Date if Greater than Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jacques Mot	1,000,000	2,000,000	2,000,000	0.10	0.29	7/10/2011	-	-	-	-

DIRECTOR COMPENSATION

The following table sets forth the compensation of the directors of the Company for the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Marcel Rokegem	49,764	-	-	-	-	-	49,764

We do not currently have a compensation plan for members of our Board of Directors for service on our Board of Directors, but we expect that a compensation plan for Directors will be adopted in the future, and Directors are eligible to receive options under our existing long-term stock option incentive plan.

PROPOSAL 2
APPROVAL OF AMENDMENT OF THE 2006 LONG-TERM INCENTIVE PLAN

We believe that our officers, directors and other key employees should have a significant stake in our stock price performance under a program which links compensation to stockholder return. As a result, stock option grants are an integral part of our compensation program and are awarded under the Company’s 2006 Long-Term Incentive Plan originally adopted as of May 19, 2006 (as amended, subject to stockholder approval under this Proposal, the “Plan”).

The Plan as originally adopted had an aggregate limit on the number of shares issuable under the Plan of 20,000,000 shares of our Common Stock, subject to certain adjustments. In addition, at the time the Plan was adopted, the Company was a wholly-owned subsidiary of New Generation Holdings, Inc. and, as such, was a private company with no publicly-traded shares. During 2007, the Company was spun-off and became a public company and also changed its name from Plastinum Corp. to Plastinum Polymer Technologies Corp.

In order to provide for sufficient shares of Common Stock to be issuable under the Plan, upon the recommendation of the Compensation Committee of the Board of Directors of the Company, the Board of Directors of the Company (the “Board”) has adopted, subject to stockholder approval, an amendment to the Plan that increases the aggregate limit on the number of shares issuable under the Plan from 20,000,000 to 30,000,000. In addition, the Board of Directors adopted amendments to the Plan that (i) remove certain restrictions on the grantee of options under the Plan that are inappropriate for a public company, (ii) modify the definition of Fair Market Value so that it references the sales prices of the Company’s publicly-traded shares, (iii) update references to the Company’s name and (iv) update certain provisions to remove inconsistencies in language. The Board of Directors of the Company requests that you approve all of these amendments.

Description of the Plan

The following summary briefly describes the material features of the Plan, as amended, assuming approval pursuant to this Proposal. The Plan, as amended if approved pursuant to this Proposal, is attached as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to such Appendix A.

Adoption and Term of Plan

The Plan was originally adopted on May 19, 2006. No option grants (sometimes referred to as “awards”) may be made under the Plan after the tenth anniversary of its adoption.

Share Authorization

Subject to certain adjustments, the maximum number of shares of Common Stock that may be delivered pursuant to awards under the Plan is 30,000,000 shares.

Shares subject to option grants under the Plan may be made available from authorized but unissued Common Stock or Common Stock held by the Company in its treasury, as the Committee shall determine.

If an award under the Plan is cancelled, forfeited or expires, in whole or in part, the shares subject to such forfeited, expired or cancelled award may again be awarded under the Plan.

Administration

The Plan is administered by the Compensation Committee of the Board of Directors or such other committee of the Board of Directors which may be designated by the Board of Directors to administer the Plan (the "Committee"). The Committee will determine the persons to whom awards are to be made, determine the type, size, vesting periods and terms of awards, interpret the Plan, establish and revise rules and regulations relating to the Plan, and make any other determinations that it believes necessary for the administration of the Plan. The Board intends for the Compensation Committee of the Board to administer the Plan.

Eligibility

Executives directors, consultants and other key employees of the Company or its subsidiaries who have a substantial responsibility for the management and growth of the Company are eligible to participate in the Plan. As of March 31, 2008, the Company had four employees and one outside director who were eligible under the Plan.

Stock Options

The Committee may grant either incentive stock options qualifying under Section 422 of the Code or nonqualified stock options, provided, that only employees of the Company and its subsidiaries are eligible to receive incentive stock options. Incentive Stock options may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date the stock option is granted, however, nonqualified stock options may be granted with an exercise price less than such fair market value. Recipients of stock options may pay the option exercise price in cash, check, bank draft, or money order payable to the order of the Company and in U.S. dollars, or, in the discretion of the Committee, by delivery of a promissory note, or as otherwise set forth in the option agreement pursuant to which the stock options are granted.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. Options are not transferable other than by will or the laws of descent and distribution.

Vesting of Awards

Awards will vest in accordance with the terms of the option agreement granting such award as determined by the Committee. The options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon achievement by the Company of certain performance goals, as the Committee decides in each case when options are granted.

Adjustments Upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination, reclassification or other distribution of the Company’s securities without the receipt of consideration by the Company, the Board may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

Sale of the Company

In the event of a Sale of the Company, all unvested outstanding Options will automatically vest and become immediately exercisable by any participants at the time of the Sale of the Company and such Options will terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

Amendment or Discontinuance of the Plan

The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; however, no such amendment can be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination can impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations issued thereunder (the "Treasury Regulations"), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

New Law Affecting Deferred Compensation

In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, SARs, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options

A participant under the Plan (a “participant”) will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which the participant's incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the shares of Common Stock over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options. In addition to the foregoing, if the fair market value of the shares of Common Stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess will be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant's particular tax status.

The tax treatment of any shares of Common Stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the shares of Common Stock were transferred to the participant (referred to as the "Holding Period"). If a participant disposes of shares of Common Stock acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of Common Stock. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of shares of Common Stock acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a "disqualifying disposition." If the amount received for the shares of Common Stock is greater than the fair market value of the shares of Common Stock on the exercise date, then the difference between the incentive stock option's exercise price and the fair market value of the shares of Common Stock at the time of exercise will be treated as ordinary income for the tax year in which the "disqualifying disposition" occurs. The participant's basis in the shares of Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such "disqualifying disposition." In addition, the amount received in such "disqualifying disposition" over the participant's increased basis in the shares of Common Stock will be treated as capital gain (treated as short-term or long-term capital gain, depending on how long the participant has held the shares of Common Stock). However, if the price received for shares of Common Stock acquired by exercise of an incentive stock option is less than the fair market value of the shares of Common Stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the "disqualifying disposition" over the basis of the shares of Common Stock.

Nonqualified Stock Options

A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the shares of Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant's tax basis for shares of Common Stock acquired under a nonqualified stock option will be equal to the option price paid for such shares of Common Stock, plus any amounts included in the participant's income as compensation. When a participant disposes of shares of Common Stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant's tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the shares of Common Stock. If the amount received is less than the participant's tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the Plan is subject to withholding of income tax.

To satisfy federal income tax withholding requirements, the Company is entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements T.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year, either is the Company's principal executive officer, principal financial officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent the Company determines that Section 162(m) of the Code shall apply to any awards granted pursuant to the Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual's rights under the Plan are accelerated as a result of a change in control and the individual is a "disqualified individual" under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Plan Benefits

Awards under the Plan outstanding at the conclusion of the fiscal year ended December 31, 2007 are set forth above under the table entitled “Outstanding Equity Awards At Fiscal Year End” under the description of Proposal 1.

In addition, on April 18, 2008, the Company made a grant to (i) Mr. Nils Berten, the Company’s Chief Operating Officer, of options to purchase up to 6,000,000 shares of Common Stock upon the attainment of certain performance goals by the Company, (ii) Mr. Kevin de Tscharner, a non-executive employee of the Company, of options to purchase up to 2,400,000 shares of Common Stock upon the attainment of certain performance goals by the Company, and (iii) subject to stockholder approval under Proposal 3, Mr. Jacques Mot, the Company’s President and CEO and a director of the Company, of options to purchase up to 14,400,000 shares of Common Stock upon the attainment of certain performance goals by the Company. The performance goals for all such option grants are the same, subject to modification by the Compensation Committee, and are described under Proposal 3. The exercise price for all such option grants is $0.30 per share, which was lower than the $0.34 closing price per share on the date of grant on the OTC Bulletin Board.

Future benefits under the Plan are not currently determinable.

On May 9, 2008, the last sale price of a share of the Company’s Common Stock on the OTC Bulletin Board was $0.28 per share.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval of the amendment of the Company’s 2006 Long-Term Incentive Plan as described above.

PROPOSAL 3
RATIFICATION OF GRANT TO JACQUES MOT OF ADDITIONAL OPTIONS
UNDER THE 2006 LONG-TERM INCENTIVE PLAN

The Company requests your ratification of the grant by the Company to Jacques Mot, the Company’s Chairman of the Board, President and Chief Executive Officer, of additional options under the 2006 Long-Term Incentive Plan (the “Plan”) exercisable for up to 14.4 million shares of the Company’s Common Stock (the “Mot Option Grant”), subject to approval of the increase in the number of shares authorized to be issued pursuant to the Plan under Proposal 2.

A summary description of the Plan is contained under the description of Proposal 2. The following provides a brief summary of the terms of the Option Agreement governing the Mot Option Grant and is qualified in its entirety by reference to the terms of the Option Agreement attached as Appendix B to this Proxy Statement.

The Mot Option Grant provides Mr. Jacques Mot with options to purchase up to 14,400,000 shares of Common Stock of the Company, exercisable at a price of $0.30 per share (the “Options”). To the extent not earlier exercised, the Options expire on April 18, 2013. The Options vest on certain dates and upon the attainment of certain performance goals for the Company as follows:

(a) Provided that Mr. Mot has been continuously employed by the Company through the following dates, 2,400,000 Options shall vest on each of the following dates (the “Milestone Attainment Dates”) upon the attainment of each of the following respective milestones (the “Milestones”): (i) on December 31, 2008, if at least one fully operational factory in The Netherlands capable of processing 15,000 tons of eWaste per year at full capacity has been established by the Company, (ii) on December 31, 2009 if at least one fully operational factory in the United States has been established by the Company and (iii) on December 31, 2010 if at least four fully operational factories, including the ones contemplated by the preceding clauses (i) and (ii), have been established by the Company; provided, however, that the Milestones in clauses (i), (ii) and (iii) above may be adjusted by the Compensation Committee of the Company at its discretion at the beginning of the respective calendar year.

(b) On each Milestone Achievement Date, any Options that would have vested but did not vest due to the lack of attainment of the respective Milestone (as may have been adjusted pursuant to the proviso in the preceding paragraph) shall automatically expire.

(c) On such date as the market capitalization of the Company exceeds $300 million (calculated by multiplying the number of issued and outstanding shares of Common Stock of the Company by the closing price per share as reported by the securities market in the United States on which such shares are listed for quotation) and provided that Mr. Mot has been continuously employed by the Company through such date and that such date occurs on or prior to the third anniversary of the grant date, then the Company shall grant Mr. Mot up to an additional 7,200,000 Options under this Agreement by doubling, via an additional matching Options grant, the number of Options that have already vested and the number of Options subject to vesting on each Milestone Date that has not yet occurred.

The Options under the Mot Option Grant may be exercised on a “net issuance” basis. Other than the exercise price for the shares of Common Stock that the Company may receive upon exercise of the Options, other than on a “net issuance” basis, the Company will not receive any consideration in connection with the Mot Option Grant.

On May 9, 2008, the last sale price of a share of the Company’s Common Stock on the OTC Bulletin Board was $0.28 per share.

The federal income tax consequence of the issuance and exercise of options under the Plan are summarized under the description of Proposal 2 above.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR ratification of the grant by the Company to Jacques Mot of the Mot Option Grant described above.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

               The Board of Directors has appointed the firm of RBSM LLP (formerly known as Russell Bedford Stefanou Mirchandani LLP) as the Company's independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2008 and recommends that stockholders vote for ratification of this appointment. RBSM LLP has audited the Company's financial statements since it was retained by the Company in May of 2001.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following is a summary of the fees billed to Plastinum Polymer Technologies Corp. by RBSM LLP for professional services rendered for the fiscal years ended December 31, 2007 and 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$27,939	$23,000
Audit-Related Fees	10,400	—
Tax Fees	4,875	—
All Other Fees	—	—
Total Fees	$43,214	$23,000

AUDIT FEES. Consists of fees billed for professional services rendered for the audit of Plastinum Polymer Technologies Corp.’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by RBSM LLP in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Plastinum Polymer Technologies Corp.’s consolidated financial statements and are not reported under "Audit Fees." There were no Audit-Related services provided in fiscal 2006.

TAX FEES. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. There were no tax services provided in fiscal 2006.

ALL OTHER FEES. Consists of fees for products and services other than the services reported above. There were no management consulting services provided in fiscal 2007 or 2006.

Audit Committee Pre-Approval Policies and Procedures

The Company currently does not have a designated Audit Committee, and accordingly, the Company's Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR ratification of the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matter to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxy on such matters as recommended by the Board of Directors, or if no such recommendation is given, in their own discretion.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Stockholder proposals to be presented at the 2009 Annual Meeting must be received by the Company on or before January 15, 2009 for inclusion in the proxy statement and proxy card relating to the 2009 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: 10100 Santa Monica Blvd., Suite 300, Los Angeles, CA 90067, Attn: President.

OTHER INFORMATION

               Enclosed herewith and incorporated by reference herein is a copy of our Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2007, filed March 28, 2008, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2008, filed on May 15, 2008.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information with the SEC. This Information Statement, our Annual Report on Form 10-KSB and all other reports filed by us can be inspected and copied at the public reference facilities at the SEC’s office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates or by calling the SEC at 1-800-SEC-0330. Such material may also be accessed electronically via the Internet, by accessing the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

Dated: May 28, 2008

APPENDIX A

PLASTINUM POLYMER TECHNOLOGIES CORP.
2006 LONG-TERM INCENTIVE PLAN

ARTICLE I

Purpose of Plan

The 2006 Long-Term Incentive Plan (the "Plan") of Plastinum Polymer Technologies Corp. (the "Company"), adopted by the Board of Directors and stockholders of the Company as of May 19, 2006, as thereafter amended upon stockholder approval effective July __, 2008, for executives, directors, consultants and other key employees of the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean (i) the commission of a felony or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or any of their customers or suppliers, (ii) substantial and repeated failure to perform duties as reasonably directed by the Company which is not cured to the reasonable satisfaction of the Company within 30 days after written notice thereof to Participant, (iii) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its subsidiaries, or (iv) any other material breach of the terms of Participant’s employment with the Company or any of its subsidiaries which is not cured to the Company's satisfaction within 15 days after written notice thereof to Participant.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

"Committee" shall mean the Compensation Committee of the Board or such other committee of the Board which may be designated by the Board to administer the Plan.

"Common Stock" shall mean the Company's Common Stock, par value $.01 per share, or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

"Company" shall mean Plastinum Polymer Technologies Corp., a Delaware corporation and (except to the extent the context requires otherwise) any subsidiary corporation of Plastinum Polymer Technologies Corp. as such term is defined in Section 425(f) of the Code.

"Disability" shall mean Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively his or her duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

"Fair Market Value" means as of any date, the value of a share of Common Stock determined as follows:

(a) if the shares of Common Stock are listed on any established stock exchange or electronic national market system, including without limitation the NASDAQ National Market, The NASDAQ SmallCap Market of The NASDAQ Stock Market or the OTC Bulletin Board, its Fair Market Value shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if the shares of Common Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the average of the closing bid and asked prices for the shares of Common Stock on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) in the absence of an established market for the shares of Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

"Options" shall have the meaning set forth in Article IV.

"Participant" shall mean any executive, director, consultant or other key employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

"Sale of the Company" shall mean a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which options may be granted under the Plan (the "Options") and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 30,000,000 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of paragraph 6.8 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1 Options. The Committee may grant Options to Participants in accordance with this Article V.

5.2 Form of Option. The Committee may from time to time grant to eligible Participants awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the grant agreement evidencing such stock option.

5.3 Exercise Price. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value as of the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value.

5.4 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

5.5 Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board), or as otherwise set forth in the Participant’s Option Agreement (as such term is defined in paragraph 6.3 below).

5.6 Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant.

5.7 Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an incentive stock option or a nonqualified stock option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as nonqualified stock options. For purposes of this Section 5.7, incentive stock options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined as of the date the Option with respect to such shares of Common Stock is granted.

ARTICLE VI

General Provisions

6.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted.

6.2 Sale of the Company. In the event of a Sale of the Company, all unvested outstanding Options shall automatically vest and become immediately exercisable by any Participants at the time of the Sale of the Company and such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

6.3 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an "Option Agreement") which shall be signed by the Participant and by the Chairman or the President of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan as prescribed in the Agreement.

6.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days written notice to the holders thereof.

6.5 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant's Option Agreement.

6.6 Expiration of Options

(a) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the "Expiration Date"), as determined by the Committee pursuant to paragraph 5.6 above.

(b) Early Expiration Upon Termination of Employment or other relationship as defined in Participant’s Option Agreement. Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant's Option that was not vested and exercisable on the date of the termination of such Participant's employment or other relationship as defined in Participant’s Option Agreement, shall expire and be forfeited as of such date, and any portion of a Participant's Option that was vested and exercisable on the date of the termination of such Participant's employment or other relationship as defined in Participant’s Option Agreement, shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant's Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), his Option shall expire 90 days after the date of his retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged or their relationship to the Company as defined in such Participant’s Option Agreement is terminated, other than for Cause, such Participant's Option shall expire 30 days after the date of his discharge, but in no event after the Expiration Date.

6.7 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction.

6.8 Adjustments. In the event of a reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination, reclassification or other distribution of the issuer's securities without the receipt of consideration by the Company, the Board may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

6.9 Rights of Participants. Nothing in this Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant's termination of employment (including, but not limited to, the termination of Participant's employment by the Company without Cause) any portion of such Participant's Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.10 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder after the tenth anniversary of the adoption of the Plan.

6.11 Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant's consent, the Committee may cancel any Option and issue a new Option to such Participant.

6.12 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

* * * *

APPENDIX B

NONSTATUTORY STOCK OPTION GRANT AGREEMENT
UNDER THE
2006 PLASTINUM POLYMER TECHNOLOGIES CORP. LONG-TERM INCENTIVE PLAN

This Grant Agreement (the “Agreement”) evidences the stock options (each, an “Option” or collectively, the “Options”) granted to Jacques Mot (the “Optionee”) by Plastinum Polymer Technologies Corp., a Delaware corporation (the “Company”), effective as of April 18, 2008 (the “Grant Date”), pursuant to the Plastinum Polymer Technologies Corp. 2006 Long-Term Incentive Plan (the “Plan”) and conditioned upon the Optionee’s agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

THIS AGREEMENT AND THE GRANT OF ALL OPTIONS EVIDENCED HEREBY IS SUBJECT TO THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE CORPORATION’S COMMON STOCK (EXCLUDING ANY SHARES HELD BY OPTIONEE WHO SHALL NOT BE ENTITLED TO VOTE THEREON).

1. Grant of Options. The Optionee is granted 7,200,000 Options under this Agreement. Each Option is a nonstatutory stock option that entitles the Optionee to purchase from the Company one share of Common Stock of the Company. The exercise price of the options (the “Exercise Price”) shall be $0.30. If not sooner exercised or terminated, the Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the fifth anniversary of the Grant Date (the “Expiration Date”).

(a) “Company” includes Plastinum Polymer Technologies Corp. and its Affiliates, except where the context otherwise requires.

(b) The shares of Common Stock underlying the Options are referred to in this Agreement as “Option Shares.”

2. Vesting; Bonus Options.

(a) Provided that the Optionee has been continuously employed by the Company through the following dates, 2,400,000 of the Options shall vest on each of the following dates (the “Milestone Attainment Dates”) upon the attainment of each of the following respective milestones (the “Milestones”): (i) on December 31, 2008, if at least one fully operational factory in The Netherlands capable of processing 15,000 tons of eWaste per year at full capacity has been established by the Company, (ii) on December 31, 2009 if at least one fully operational factory in the United States has been established by the Company and (iii) on December 31, 2010 if at least four fully operational factories, including the ones contemplated by the preceding clauses (i) and (ii), have been established by the Company; provided, however, that the Milestones in clauses (i), (ii) and (iii) above may be adjusted by the Compensation Committee of the Company at its discretion at the beginning of the respective calendar year.

(b) On each Milestone Achievement Date, any Options that would have vested but did not vest due to the lack of attainment of the respective Milestone (as may have been adjusted pursuant to the proviso in the preceding Section 2(a)) shall automatically expire.

(c) On such date as the market capitalization of the Company exceeds $300 million (calculated by multiplying the number of issued and outstanding shares of Common Stock of the Company by the closing price per share as reported by the securities market in the United States on which such shares are listed for quotation) and provided that the Optionee has been continuously employed by the Company through such date and that such date occurs on or prior to the third anniversary of the date hereof, then the Company shall grant Optionee up to an additional 7,200,000 Options under this Agreement by doubling, via an additional matching Options grant, the number of Options that have already vested and the number of Options subject to vesting on each Milestone Date that has not yet occurred.

(d) In the event of a Sale of the Company (as defined in the Plan), all unvested outstanding Options shall automatically vest and become immediately exercisable by the Optionee at the time of the Sale of the Company and such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

3.  Exercise of Options.

(a) Right to Exercise. The Optionee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options as provided in the Plan, except in the case of death or Disability of the Optionee. Section 4 below contains certain provisions regarding the exercise of the Options that apply in the event of the Optionee’s death or Disability. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

(b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Company’s Board or Committee thereof (the “Administrator”) may require from time to time, specifying the number of Option Shares to be purchased, and (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.

(c) Method of Payment. Payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

(i) by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator; or

(iii) by any other method approved by the Administrator.

(d) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement.

4. Termination of Options upon Death or Disability.

If the Optionee dies or is subject to a Disability (as defined in the Plan) prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, terminate immediately upon the Optionee’s death or Disability, and (ii) the vested Options remain exercisable for a period of 180 days after the date of his death or Disability, but in no event after the Expiration Date, by the Optionee or Optionee's guardian, executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution, as the case may be.

5. Transferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Options may be exercised only by the Optionee, or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

7. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

8. Adjustments and Business Combinations.

(a) Adjustments for Events Affecting Common Stock. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock of the Company, the number of shares covered by and the exercise price and other terms of the Options shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split. In the event of any changes affecting the Company, the capitalization of the Company or the Common Stock of the Company by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, or exchange of shares, the Administrator, in its discretion and without the consent of the Optionee, shall make any other adjustments in the Options, including but not limited to reducing the number, kind and price of securities subject to the Options.

(b) Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Options, including but not limited to cancellation, forfeiture, surrender or other termination of the Options in whole or in part regardless of the vested status of the Options, but solely to the extent necessary to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

(c) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.

(d) Binding Nature of Adjustments. Adjustments under this Section 8 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 10 in exchange for, or by virtue of the Optionee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

(e) Purchase Right of the Company. Upon and at any time after termination of the Optionee’s employment with the Company for any reason, the Company may purchase any vested but unexercised Options, in whole or in part, from the Optionee. If the Company determines to do so, the Administrator shall provide written notice to the Optionee of the Company’s intention to exercise this purchase right, specifying the number of Options to which the purchase right shall be applied and the purchase price and calculation thereof. Settlement of the purchase shall take place five (5) business days from delivery of the notice. The purchase price per Option shall be the difference between (a) the Exercise Price per share under the Option and (b) the Fair Market Value per underlying Option Share, determined as of the date immediately preceding the date of the notice. Settlement of the purchase will be made by payment of the purchase price in cash. With respect to the number of Options so purchased (i) the Options will no longer be exercisable once notice of exercise of the Company’s purchase right has been provided and (ii) the Options will be automatically terminated, and of no further force and effect, as of the settlement date of such purchase.

9. Confidential Information. In consideration of the Options granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee's employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee's employment or other service relationship. The provisions of this Section 9 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.

10. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Optionee, nor be construed as a contract of employment or service relationship between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice.

11. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

12. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, beneficiary to whom the Options or Option Shares may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Optionee” shall be deemed to include such person.

14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

16. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

18. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of New York, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include New York, New York, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

PLASTINUM POLYMER TECHNOLOGIES CORP.

By:	/s/ Marcel Rokegem
Name: Marcel Rokegem
Title: Independent Director

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

/s/ Jacques Mot
Jacques Mot

Enclosure: Plastinum Polymer Technologies Corp. 2006 Long Term Incentive Plan

EXERCISE FORM

Administrator of 2006 Long Term Incentive Plan
c/o Office of the Corporate Secretary
Plastinum Polymer Technologies Corp.

Gentlemen:

I hereby exercise the Options granted to me on ____________________, ____, by Plastinum Polymer Technologies  Corp. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the Plastinum Polymer Technologies Corp. 2006 Long Term Incentive (the “Plan”), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $0.30 per share pursuant to the exercise of said Options.

This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Options (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the “Shares”) as follows:

(a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

(b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.

(c) The certificates for the Shares to be issued to me will bear a legend substantially as follows:

“The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.”

Appropriate stop transfer instructions will be issued by the issuer to its transfer agent.

(d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate. As a condition to any transfer of the Shares, I understand that the issuer will require an opinion of counsel satisfactory to the issuer to the effect that such transfer does not require registration under the Act or any state securities law.

(e) The issuer is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under the Act for my benefit.

Total Amount Enclosed: $__________
Cashless Exercise
Date:________________________	____________________________________
NAME

Received by PLASTINUM POLYMER TECHNOLOGIES CORP. on
___________________________, ____

	By:	________________________________
Name:
Title:

PROXY FOR PLASTINUM POLYMER TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JULY 1, 2008 OR ANY ADJOURNMENT THEREOF

The undersigned acknowledges receipt of the Proxy Statement and Notice, dated May 28, 2008, of the Annual Meeting of Stockholders and hereby appoints Jacques Mot, with full power of substitution, the attorney, agent and proxy of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Plastinum Polymer Technologies Corp. (the “Company”) to be held July 1, 2008, and at any adjournment or adjournments thereof, for the following matters:

(1)    ☐ FOR all the following nominees (except as indicated to the contrary below):

Jacques Mot, Marcel Rokegem and Pierre Kladny

to serve as directors of the Company (to serve until the next annual meeting)

To withhold authority to vote for an individual Nominee, write that Nominee's name on this line.______________________________________

(2)   To approve the amendment of the Company’s 2006 Long-Term Incentive Plan for the purpose of, among other things, increasing the number of shares of Common Stock issuable under the Plan from 20 million to 30 million:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(3)   To approve the grant to Jacques Mot, the Company’s President and Chief Executive Officer, of additional options under the 2006 Long-Term Incentive Plan exercisable for up to 14.4 million shares of the Company’s Common Stock:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(4)   To ratify the appointment of RBSM LLP as independent auditors of the Company for the fiscal year ending December 31, 2008:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(5)   In his discretion, to transact business that properly comes before the meeting or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR the amendment of the Company’s 2006 Long-Term Incentive Plan, FOR ratification of the grant to Jacques Mot of additional options under the 2006 Long-Term Incentive Plan, FOR ratification of the appointment of RBSM LLP as independent auditors of the Company and FOR the granting of discretion to the proxy holder to transact business that properly comes before the meeting or any adjournment thereof.

Individual:		Entity:

By:	or	By:
Name:
Title:
Date:

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation the proxy must be signed by a duly authorized officer, and his name and title should appear where indicated below his signature.

Name of Registered Holder: ______________________________

Number of shares entitled to vote at the Annual Meeting: _______________